SUB-ITEM 77Q1 (A)

Revised Appendix A to the By-Laws

Appendix A, dated October 19, 2017 to the Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated December 16, 2004, is contained in Post-Effective Amendment No. 59 to the Registration Statement of MFS Series Trust VII (File Nos. 2-68918 and 811-3090), as filed with the Securities and Exchange Commission via EDGAR on November 27, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.